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                                                                    EXHIBIT 23.3

             CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC


         We hereby consent to the references to this firm under the heading "Legal Opinions" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed merger of Perry County Bank into Trustmark National Bank.

                                  BRUNINI, GRANTHAM, GROWER & HEWES, PLLC




                                  /s/ Robert D. Drinkwater
                                  ------------------------------
                                  Robert D. Drinkwater

Jackson, Mississippi
July 8, 1997